UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 21, 2024

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

45 Glover Avenue	Norwalk	Connecticut	06850
(Address of Principal Executive Offices)			(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	TEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01. Entry Into a Material Definitive Agreement.

Transaction Agreement

On July 21, 2024, Terex Corporation ("Terex" or the "Company") entered into a Transaction Agreement (the "TA") with Dover Corporation ("Dover"). Pursuant to the TA, Terex will acquire the subsidiaries of Dover that own and operate Dover’s Environmental Solutions Group (“ESG”), a fully integrated equipment group serving the solid waste and recycling industry for a value of $2 billion (the “Transaction”). The consideration is being paid in cash and Terex has received committed financing for the Transaction, as described below. The purchase price is subject to post-closing adjustments based upon the level of net working capital and cash and debt in the ESG business at the closing date.

ESG designs and manufactures refuse collection vehicles, waste compaction equipment, and associated parts and digital solutions. The Transaction, which is subject to regulatory clearance and other customary closing conditions, is targeted to close in the second half of 2024.

There are no material relationships among the Company and Dover or any of their respective affiliates, other than with respect to the TA and the related ancillary agreements.

Commitment Letter

On July 21, 2024, Terex entered into a Commitment Letter (the "Commitment Letter") with UBS Securities LLC ("UBS Securities") and UBS AG, Stamford Branch ("UBS AG" and, together with UBS Securities and their respective affiliates, "UBS") in which UBS committed to provide Terex with an aggregate principal amount of up to $1,545 million.

Incremental Assumption and Amendment Agreement and Amendment

On July 21, 2024, Terex and certain of its subsidiaries entered into an Incremental Assumption and Amendment Agreement and Amendment with UBS AG (the “Incremental Agreement”) relating to the Amended and Restated Credit Agreement dated as of April 1, 2021 among Terex, certain of its subsidiaries, the lenders and issuing banks party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, as amended (the “Existing Credit Agreement”).

The Incremental Agreement, among other things, establishes delayed draw term loan commitments in the amount of $455 million to be provided by UBS AG as the initial delayed draw term lender. The Incremental Agreement also amends the Existing Credit Agreement to, among other things, establish the delayed draw term loan commitments and provide for the Transaction to be considered a limited condition acquisition pursuant to the Existing Credit Agreement.

Item 7.01. Regulation FD Disclosure.

On July 22, 2024, Terex issued a press release announcing its entry into the TA. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and a copy of a presentation relating to the Transaction is included as Exhibit 99.2 to this Form 8-K.

The information in Item 7.01 and in Exhibits 99.1 and 99.2 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act unless specifically stated by the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release of Terex Corporation issued on July 22, 2024.

99.2 Presentation of Terex Corporation given on July 22, 2024.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2024

TEREX CORPORATION

By: /s/Scott J. Posner
Scott J. Posner
Senior Vice President
General Counsel and Secretary